Exhibit 10.1

OPTION AND ASSET SALE AGREEMENT

This OPTION AND ASSET SALE AGREEMENT (hereinafter Agreement) is made and entered into this 8th day of February, 2011, between Pilot Metals Inc., a Nevada corporation (hereinafter "Buyer"), and Pacific Gold Corporation, a Nevada corporation, and Pilot Mountain Resources Inc., a Nevada corporation (hereinafter collectively referred to as "Seller").

RECITALS

A.    Pacific Gold Corporation is the owner of all shares of stock issued by Pilot Mountain Resources Inc.

B.    Pilot Mountain Resources Inc. is the owner of record of certain unpatented mining claims (hereinafter the "Mining Claims") located in Mineral County, Nevada, as set forth on attached Exhibit A.

C.    Buyer is desirous of entering into this Option and Asset Sale Agreement for the Mining Claims upon the terms set forth herein.

D.    The parties hereto acknowledge that a 2% gross royalty together with minimum royalty payments exists in favor of Platoro West Inc., a Nevada corporation, and therefore is a burden or encumbrance upon the Mining Claims as created in that certain Quitclaim Deed with Reservation of Royalty dated August 31, 2006, recorded with the Mineral County Recorder as document number 140558.

NOW, THEREFORE, in consideration of the mutual undertaking of the parties and other consideration, the receipt of which is hereby acknowledged, the parties do agree as follows:

1.    Grant of Option.  Seller does hereby grant to Buyer the exclusive and sole right and option to explore and purchase the Mining Claims upon the following terms and conditions:

(a)   Buyer shall pay to Seller the sum of $50,000 (U.S.) upon the signature of all parties hereto.  Counterpart signatures are expressly authorized to accompany the parties.

(b)   Upon payment of $50,000 (U.S.), Buyer shall be entitled to enter upon the Mining Claims for a period of 100 days (the “Due Diligence Period”) during which it may explore, sample, and perform any and all due diligence work it so desires.  Any and all permits, if required by federal, state or local agencies, shall be obtained by Buyer, but in the name of Seller, prior to any surface disturbance which would fall within the jurisdiction of the above-referred-to governmental agencies.  Bonds, if applicable, shall be on file with the appropriate agency, whether it be state or federal, prior to any excavation except minor and exempt amounts during the period of this option, but the Buyer cannot drill or mine, or perform any other activities that would require a bond from either the State of Nevada, or the United States government.

(c)   Within 10 days after this Agreement becomes effective, Seller shall deliver to Buyer, at the address set forth in Paragraph 17, or at any other location agreeable to the parties, all data, including all hard and digital copies relating to geological, geochemical, geophysical, metallurgical, engineering and feasibility aspects of the Mining Claims.  This shall include interpretive data, however, the Seller makes no representation as to the accuracy or completeness of the conclusions, opinions or interpretations contained therein, and shall not be held liable or responsible for inaccuracies.  The Buyer shall rely upon these interpretations at its own discretion, and shall hold the Seller harmless in all respects thereto. Buyer shall not divulge any of this above described data to any person other than its officers, employees and professional advisors who or which have a clear need to use the data and provided that it must use its best endeavors to ensure all data disclosed are kept confidential.  The Buyer shall be released from this obligation of confidentiality in regard to the data with effect from the date that the Buyer becomes the owner of the Mining Claims and information pursuant to the terms of this agreement.

2.    Exercise of Second Option.  On expiration of the Due Diligence Period, the Seller grants the Buyer an option to acquire the Mining Claims on the terms set out in this clause 2 (the “Second Option”). At any time prior to the expiration of the Due Diligence Period, Buyer shall have the exclusive right to cancel this option; or alternatively to proceed with the Second Option.  Notice of termination, if applicable, or notice to proceed, shall be delivered in accordance with Paragraph 17.

(a)   If Buyer chooses to exercise its right to exercise the Second Option within the Due Diligence Period, it shall pay to Seller the sum of $450,000 (U.S.).  In that event, Buyer may enter upon the Mining Claims and shall have the sole right to in its sole discretion, to undertake exploration activities and to mine and mill ore found on the Mining Claims provided that it first obtains all applicable Federal, State and local permits, and post the applicable reclamation bond(s).

(b)   Two years after payment set forth in Paragraph 2(a) above, an additional sum of $500,000 (U.S.) shall be paid to Seller by Buyer.  In the event that Buyer chooses not to make this payment, then this Agreement shall be considered terminated, with Seller retaining any and all funds it has previously received from Buyer.

(c)   Three years after payment set forth in Paragraph 2(a) above, Buyer shall pay to Seller an additional sum of $500,000 (U.S.).  In the event that Buyer chooses not to make this payment, then this Agreement shall be considered terminated, with Seller retaining any and all funds it has previously received from Buyer.

(d)   Four years after payment in accordance with Paragraph 2(a), Buyer shall pay to Seller the additional sum of $500,000 (U.S) (the “Final Purchase Price”).

i.

In the event that Buyer elects to make this Final Purchase Price it shall own the property and title and risk in the Mining Claims and information shall pass to the Buyer and the Seller shall immediately transfer title to the Mining Claims to Buyer pursuant to a standard form mining quit claim deed in the form attached hereto as Exhibit B, which shall be subject to the potential bonus payment (the “Bonus Payment”) set forth in paragraph 2(f) below.

ii.

In the event that Buyer elects not to make this Final Purchase Price, it shall have the right, at its sole discretion, to create a joint venture with Seller as set forth in paragraph 2(h) below.

(e)   Accelerated Payment.  The parties agree that the Buyer may, in its sole election, at any time in the period after it exercises its right to exercise the Second Option and prior to the date that the Final Purchase Payment is due, make payment of the balance of the amount of the purchase price payable under paragraphs2(b), (c) and (d) which has not yet been paid to the Seller.  In that event, the Buyer shall own the property and information on the date of making that payment and title and risk in the Mining Claims and information shall pass to the Buyer on that date and the provisions of paragraph 2(d)i shall apply.

(f)   Bonus Payment.  If the Buyer should ever commence Commercial Production on the Mining Claims, (which shall be defined as the actual construction and operation of crushing and milling facilities on or nearby the Mining Claims for the purpose of treating ore from the Mining Claims, together with the commercial sale of the finished product from the Mining Claims), the Buyer shall pay to Seller the sum of $1,000,000 (U.S.) as a bonus with such payment being made within 10 days of commencement of Commercial Production. This provision shall create no obligation on the part of the Buyer to ever enter into Commercial Production on or near the property, but should Buyer, or its assigns, ever do so, the Bonus Payment shall be owing to the Seller.

(g)   Joint Venture.  In the event that the Buyer fails to make the Final Purchase Price as set forth in Paragraph 2(d), the Buyer may, at its sole election, notify Seller of its election to instead create a joint venture, with each party owning a 50% unencumbered and beneficial interest in the Mining Claims and the Buyer’s Claims (as defined in Paragraph 2(j) below), together with all appurtenances thereto. The parties agree that the joint venture shall be negotiated and entered into in good faith, using Model 5A LLC of the Rocky Mountain Mineral Law Institute as the model form.  Seller and Buyer shall convey to the newly-formed joint venture LLC using standard form mining quit claim deeds in the form attached hereto as Exhibit B, conveying, respectively, the Mining Claims and the Buyer’s Claims, together with all appurtenances.

(h)

It is expressly understood that, upon execution of this Agreement by Buyer and Seller, Seller shall deliver a suitable copy of any and all data, including all hard and digital copies relating to geological, geochemical, geophysical, metallurgical engineering and feasibility aspects of the Mining Claims in its possession to Buyer.  This shall include interpretive data, however, the Seller makes no representation as to the accuracy or completeness of the conclusions, opinions or interpretations contained therein, and shall not be held liable or responsible for inaccuracies.  The Buyer shall rely upon these interpretations at its own discretion, and shall hold the Seller harmless in all respects thereto.

 (i)

It is expressly understood that Buyer shall be required to maintain all Mining Claims from date of commencement of Second Option until date of termination or completion of acquisition of the Mining Claims by the Buyer.  Any and all federal and local filings must be filed and fees paid prior to July 31st of each year, commencing in 2011.  Buyer shall promptly supply proof of all such filings, by delivering copies to Seller.  In addition, taxes or fees of any kind or nature, levied upon the Mining Claims, or improvements located thereon shall be timely paid by Buyer, with proof thereof sent to Seller. The payment of any such monies under 2(i) will exclude any unpaid or overdue taxes or fees that were in existence prior to the commencement of the Second Option. Seller must do everything required of it as holder of the Mining Claims and must pass to the Buyer all notices which it receives in regard to the Mining Claims.

(j)

In the event that Buyer elects to terminate this Agreement, by anything from failure to exercise the Second Option (paragraph 2(a)) through election not to pay the Final Purchase Price and not to exercise its option to create a Joint Venture, then the 109 unpatented mining claims located by Buyer as depicted on Exhibit C attached hereto (the “Buyer’s Claims”) shall, at the election of Seller, with such election to be made within 100 days of notice, be conveyed to Seller.  Seller shall pay to Buyer the actual “out of pocket” expenses by Buyer in locating these claims (the amount of which, for the 109 existing claims, the parties agree shall total $39,952.50).  Should the parties subsequent hereto create a joint venture, then the mining claims set forth on both Exhibit A and Exhibit C shall be conveyed to the joint venture.  If the Buyer shall make the Final Purchase Payment, the Mining Claims shall be conveyed to the Buyer, subject to the Bonus Payment set forth in Paragraph 2(f) above.

(k)

Any and all payments to be paid by Buyer to Seller shall be made via wire transfer.  Outside of this document, Buyer and Seller shall ensure that they each have the applicable data required for making such wire transfers.

(l)

Buyer shall be responsible for minimum payments as set forth in Paragraph 2.4 of that Quitclaim Deed with Reservation of Royalty, referred to in Recital D.  The first payment of $10,000 shall be paid by Buyer to Platoro West Incorporated, a Nevada corporation on or before June 27, 2011.

3.

Required Documents.  The parties agree to cooperate with each other, and to execute the necessary documents, if required, to carry out the purposes and intentions of this Agreement.  During the Second Option period Buyer shall be required to submit any and all raw geological data to Seller on or before each calendar quarter, or three months.

4.

Warranties by Buyer.  Buyers warrant that they are in full compliance with any and all governmental entities requiring corporate status, including applicable securities exchanges.  Buyers have the   applicable board of director and shareholder approval to carry out the terms and conditions set forth herein, as well as to enter into this Option and Sale Agreement.

5.

Warranties of Seller.  To the best of Seller's knowledge, the Mining Claims have been located and maintained in accordance with all applicable federal, state and local laws.  Sellers have not been threatened with legal action, nor is any legal action pending which would involve the Mining Claims.  To the best of Seller's knowledge, any and all permits, if applicable, required to mine the mining claims have been fully satisfied.  Sellers represent that they have the applicable board of director and shareholder approval to enter into this Agreement.  Sellers further warrant that it has not and will not encumber the Mining Claims in any way, and that to the best of its knowledge there are no encumbrances or liens of any kind upon the Mining Claims set forth on Exhibit A. Sellers further warrant that there are no environmental liabilities affecting the Mining Claims and that there are no third party interests or agreements affecting the Mining Claims other than the agreement referred to in Recital D.

6.

Compliance with Law.  The parties hereto agree that they have, and will in the future fully comply with any and all applicable mining laws, business laws and any and all bonding requirements required to operate the Mining Claims.  The parties acknowledge the importance of full compliance with any and all laws required to operate the mine, and covenant and agree to obtain such permits.

7.

Right to Assign.  Either party shall have the right to assign any or all of its interest in this Agreement.  However, the assignee must be a competent mining operation, with the ability to carry out the terms and conditions set forth herein.  Notice of such assignment shall be made to the other party within ten (10) days, and the assignee shall agree in writing to be bound by the terms of this Agreement.

8.

Amended Locations.  If, based upon competent and experienced mining counsel, it is necessary to amend or relocate any of the Mining Claims set forth on Exhibit A, such amendments shall be made, and in the name of Seller.

9.

Insurance.  Buyer hereby agrees to obtain a liability insurance policy of at least five million dollars ($5,000,000) U.S. upon the real property for any and all causes of action or injuries arising on the property.  Seller shall be named a coinsured.

10.

Memorandum of Agreement.  The parties hereto agree that this Option and Asset Sale Agreement shall not be recorded.  Rather, a memorandum of such document shall be prepared and executed by both parties, and recorded with the Mineral County, Nevada Recorder.

11.

Entire Agreement.  This Agreement embodies the entire understanding of the parties, and there are no other agreements or covenants except that set forth herein.

12.

Choice of Law.  This Agreement shall be interpreted in accordance with the laws of the State of Nevada, and any legal action, of any kind or nature shall be filed in the courts of the State of Nevada, with such court having full jurisdiction over the matter.

13.

Confidentiality.  The parties agree that any and all information gained shall be kept and maintained in strict confidence, with no divulgence without Sellers prior written consent to any party whatsoever, except officers, employees, professional advisors and attorneys of the Buyer who are required to know of such information.  It is expressly understood that both parties to this Agreement will be required to make applicable filings with the Securities and Exchange Commission, and its counterpart agency in Australia.  Such filings may be made, as required by applicable law, and shall not be considered the release of confidential material.  The Buyer shall be released from this obligation of confidentiality in regard to the data disclosed by the Seller in regard to the Mining Claims with effect from the date that the Buyer becomes the owner of the Mining Claims and information pursuant to the terms of this agreement.

14.

Reclamation.  Buyer shall acquire all federal, state and county permits required for its operations, and shall post all reclamation bonds necessary.  It is expressly understood that should Buyer terminate this Agreement at any time in lieu of acquiring title to the Mining Claims or entering into a joint venture pursuant to Paragraph 2(f), then, in the event that governmental action is instituted in the future regarding any environmental matter on the Mining Claims, the Seller shall defend and indemnify Buyer for the costs or penalties sustained by the Buyer (including reasonable attorney’s fees) in the process of conducting the defense for any area not affected by, or any activity not performed by the Buyer.  Any and all reclamation of any areas affected by the activities of the Buyer shall be complete prior to the effectiveness of an attempt to terminate by the Buyer.  In the event that Buyer is required to post a reclamation bond, the bond shall revert to Buyer upon satisfactory completion of the reclamation program and the Seller must do all things required of it as named holder of the bonds to allow reversion to the Buyer.

15.

Removal of Equipment.  Upon termination of this Agreement, or any extensions thereof, Buyer shall have the right to remove any and all of its equipment from the mining claims, duly restoring all properties to a safe and environmentally acceptable condition, as determined by applicable federal, state and local agencies.

16.

Right of Inspection.  Seller shall have the right to inspect the Mining Claims at any time during normal working hours upon reasonable notice.  The parties will coordinate, between themselves, any and all such inspection to assure that they do not interfere with the conduct of business by the Buyer, and Seller shall hold Buyer harmless for injury or damage resulting from the activities of the Seller’s inspectors.

17.

Notices.  If notices are to be sent, the contact person and the addresses are as follows:

A.

If to Buyer:

The President

Pilot Metals Inc

Suite 424, One East Liberty

Reno, NV 89504

B.

If to Seller:

Rob Landau

Pacific Gold Corp.

848 N. Rainbow #2987

Las Vegas, NV  89107

18.

Property and Ad Valorem Taxes.  It is understood that from the commencement of the Second Option the Buyer shall pay all real property taxes and all ad valorem taxes levied by the State of Nevada or Mineral County regarding any of the real property, structures, or equipment appurtenances thereto.  Any taxes levied by any governmental entity whatsoever pertaining to the equipment and/or machinery installed by Buyer shall be strictly borne by Buyer. Seller shall be responsible for any outstanding unpaid taxes or levies that came due prior to the commencement of the Second Option.

19.

Indemnity.  Buyer agrees to fully indemnify, defend, and hold Seller harmless for all claims or causes of action arising from Buyer's use of the mining property.  In the event that either party is required to engage the services of a law firm to assist in the defense of any actions brought against either party, or to enforce the terms of this Agreement, the prevailing party shall have the right to select an attorney(s) of its choice, which attorney shall be reimbursed fully by losing party. Seller agrees to fully indemnify, defend, and hold Buyer harmless for all claims or causes of action arising from Seller's use of the Mining Claims and for any failure to comply with the terms of the agreement referred to in Recital D prior to the date of this Agreement.

20.

Default.  If Buyer fails to perform its obligations under this Agreement, Seller may declare Buyer in default upon giving written notice of default, set forth herein.  The notice shall specify the precise items or issues resulting in default.  If Buyer fails to remedy the default within 30 days for failure to pay, as set forth above, or 60 days for any another default, Seller may terminate this Agreement and Buyer shall peacefully surrender possession to Seller.

21.

Warranty of Title.  Seller warrants and represents that, subject to the Royalty described in Recital D above, it is the owner of the Mining Claim set forth herein, that there are no unpaid taxes, liens, or judgments of any kind against Seller.  Seller further warrants that it is unaware of any disputes or legal actions affecting the mining property, and agrees to defend titles at its cost and indemnify Buyer should such claim arise.  Seller further warrants that, to the best of its knowledge, the Mining Claims depicted on Exhibit A were properly located and maintained in accordance with all applicable federal, state and local laws.

22.

Binding Effect and Choice of Law.  This Agreement shall bind the parties and their respective successors and assigns.

23.

No Partnership.  Nothing in this Agreement shall create a partnership between Buyer and Seller, except for the possibility of a joint venture, should that event arise, in accordance with Paragraph 2(g) herein.

PILOT Metals, INC.
By:
Title:

STATE OF ______________

)

)  : ss

COUNTY OF  ___________

)

This instrument was acknowledged before me on

 ________________,2011, by ____________________.

_____________________________________________

Notary Public

PILOT MOUNTAIN RESOURCES INC.

By:
Mitchell Geisler Title: President

STATE OF _____________

)

)  : ss

COUNTY OF  ___________

)

This instrument was acknowledged before me on

 ________________, 2011, by ____________________.

_____________________________________________

Notary Public

PACIFIC GOLD CORPORATION

By:
Mitchell Geisler Title: COO, Director

STATE OF _____________

)

)  : ss

COUNTY OF  ___________

)

This instrument was acknowledged before me on

 ________________, 2011, by ____________________.

_____________________________________________

Notary Public

Exhibit A - Pilot Mountain Resources Inc Mining Claims

Claim Name	Book	Page	BLM#
NT#1	Reception	136663	913565
NT#2	Reception	136664	913566
NT#3	Reception	136665	913567
NT#4	Reception	136666	913568
NT#5	Reception	136667	913569
NT#6	Reception	136668	913570
NT#7	Reception	136669	913571
NT#9	180	155	804279
NT#10	180	156	804280
NT#11	180	157	804281
NT#12	180	158	804282
NT#13	180	159	804283
NT#14	180	160	804284
NT#15	180	161	804285
NT#16	180	162	804286
NT#17	180	163	804287
NT#18	180	164	804288
NT#19	180	165	804289
NT#20	180	166	804290
NT#21	180	167	804291
NT#22	180	168	804292
NT#41	180	169	804293
NT#42	180	170	804294
NT#43	180	171	804295
NT#44	180	172	804296
NT#45	180	173	804297
NT#46	180	174	804298
NT#47	180	175	804299
NT#48	180	176	804300
NT#49	Reception	136670	913572
NT#50	Reception	136671	913573
NT#51	Reception	136672	913574
NT#52	Reception	136673	913575
NT#53	Reception	136674	913576
NT#54	Reception	136675	913577
NT#55	Reception	136676	913578
NT#56	Reception	136677	913579
NT#57	180	177	804301
NT#58	180	178	804302
NT#59	180	179	804303
NT#60	180	180	804304
NT#61	180	181	804305
NT#62	180	182	804306
NT#63	180	183	804307
NT#64	180	184	804308

Exhibit B – Standard Form Mining Quit Claim Deed

Exhibit C – Buyers Mining Claims

Claim Name	Mineral County, Nv Doc #	BLM#
BFM 1	152196	NMC1035394
BFM 2	152197	NMC1035395
BFM 3	152198	NMC1035396
BFM 4	152199	NMC1035397
BFM 5	152200	NMC1035398
BFM 6	152201	NMC1035399
BFM 7	152202	NMC1035400
BFM 8	152203	NMC1035401
BFM 9	152204	NMC1035402
BFM 10	152205	NMC1035403
BFM 11	152206	NMC1035404
BFM 12	152207	NMC1035405
BFM 13	152208	NMC1035406
BFM 14	152209	NMC1035407
BFM 15	152210	NMC1035408
BFM 16	152211	NMC1035409
BFM 17	152212	NMC1035410
BFM 18	152213	NMC1035411
BFM 19	152214	NMC1035412
BFM 20	152215	NMC1035413
BFM 21	152216	NMC1035414
BFM 22	152217	NMC1035415
BFM 23	152218	NMC1035416
BFM 24	152219	NMC1035417
BFM 25	152220	NMC1035418
BFM 26	152221	NMC1035419
BFM 27	152222	NMC1035420
BFM 28	152223	NMC1035421
BFM 29	152224	NMC1035422
BFM 30	152225	NMC1035423
BFM 31	152226	NMC1035424
BFM 12	152227	NMC1035425
BFM 33	152228	NMC1035426
BFM 34	152229	NMC1035427
BFM 35	152230	NMC1035428
BFM 36	152231	NMC1035429
BFM 37	152232	NMC1035430
BFM 38	152233	NMC1035431
BFM 39	152234	NMC1035432
BFM 40	152235	NMC1035433
BFM 41	152236	NMC1035434
BFM 42	152237	NMC1035435
BFM 43	152238	NMC1035436
BFM 44	152239	NMC1035437
BFM 45	152240	NMC1035438

Buyers Mining Claims - Continued

Claim Name	Mineral County, Nv Doc #	BLM#
BFM 46	152241	NMC1035439
BFM 47	152242	NMC1035440
BFM 48	152243	NMC1035441
BFM 49	152244	NMC1035442
BFM 50	152245	NMC1035443
BFM 51	152246	NMC1035444
BFM 52	152247	NMC1035445
BFM 53	152248	NMC1035446
BFM 54	152249	NMC1035447
BFM 55	152250	NMC1035448
BFM 56	152251	NMC1035449
BFM 57	152252	NMC1035450
BFM 58	152253	NMC1035451
BFM 59	152254	NMC1035452
BFM 60	152255	NMC1035453
BFM 61	152256	NMC1035454
BFM 62	152257	NMC1035455
BFM 63	152258	NMC1035456
BFM 64	152259	NMC1035457
BFM 65	152260	NMC1035458
BFM 66	152261	NMC1035459
BFM 67	152262	NMC1035460
BFM 68	152263	NMC1035461
BFM 69	152264	NMC1035462
BFM 70	152265	NMC1035463
BFM 71	152266	NMC1035464
BFM 72	152267	NMC1035465
BFM 73	152268	NMC1035466
BFM 74	152269	NMC1035467
BFM 75	152270	NMC1035468
BFM 76	152271	NMC1035469
BFM 77	152272	NMC1035470
BFM 78	152273	NMC1035471
BFM 79	152274	NMC1035472
BFM 80	152275	NMC1035473
BFM 81	152276	NMC1035474
BFM 82	152277	NMC1035475
BFM 83	152278	NMC1035476
BFM 84	152279	NMC1035477
BFM 85	152280	NMC1035478
BFM 86	152281	NMC1035479
BFM 87	152282	NMC1035480
BFM 88	152283	NMC1035481
BFM 89	152284	NMC1035482
BFM 90	152285	NMC1035483

Buyers Mining Claims - Continued

Claim Name	Mineral County, Nv Doc #	BLM#
BFM 91	152286	NMC1035484
BFM 92	152287	NMC1035485
BFM 93	152288	NMC1035486
BFM 94	152289	NMC1035487
BFM 95	152290	NMC1035488
BFM 96	152291	NMC1035489
BFM 97	152292	NMC1035490
BFM 98	152293	NMC1035491
BFM 99	152294	NMC1035492
BFM 100	152295	NMC1035493
BFM 101	152296	NMC1035494
BFM 102	152297	NMC1035495
BFM 103	152298	NMC1035496
BFM 104	152299	NMC1035497
BFM 105	152300	NMC1035498
BFM 106	152301	NMC1035499
BFM 107	152302	NMC1035500
BFM 108	152303	NMC1035501
BFM 109	152304	NMC1035502

TIE POINT: FROM THE NW CORNER OF BFM 1, BEAR N 58°37'58" W, 5170 FEET TO THE NW CORNER OF SECTION 6, T6N, R37E, M.D.B.&M.
T 6 N R 37 E
5170 FEET
N 58° 37' 58" W
5
4
BFM 1
BFM 2
BFM 3
BFM 4
BFM 5
BFM 6
BFM 7
BFM 8
BFM 9
BFM 10
BFM 11
BFM 12
BFM 13
BFM 14
BFM 15
BFM 16
BFM 17
BFM 18
BFM 19
BFM 20
BFM 21
BFM 22
BFM 23
BFM 24
BFM 25
BFM 26
BFM 27
BFM 28
BFM 29
BFM 30
BFM 31
BFM 32
BFM 33
BFM 34
BFM 35
BFM 36
BFM 37
BFM 38
BFM 39
BFM 40
BFM 41
BFM 42
BFM 43
BFM 44
BFM 45
BFM 46
BFM 47
BFM 48
BFM 49
BFM 50
BFM 51
BFM 52
BFM 53
BFM 54
BFM 55
BFM 56
BFM 57
BFM 58
BFM 59
BFM 60
BFM 61
BFM 62
BFM 63
BFM 64
BFM 65
BFM 66
BFM 67
BFM 68
BFM 69
BFM 70
BFM 71
BFM 72
BFM 73
BFM 74
BFM 75
BFM 76
BFM 77
BFM 78
BFM 79
BFM 80
BFM 81
BFM 82
BFM 83
BFM 84
BFM 85
BFM 86
BFM 87
BFM 88
BFM 89
BFM 90
BFM 91
BFM 92
BFM 93
BFM 94
BFM 95
BFM 96
BFM 97
BFM 98
BFM 99
BFM 100
BFM 101
BFM 102
BFM 103
BFM 104
BFM 105
BFM 106
BFM 107
BFM 108
BFM 109
8
9
17
16
750'
750'
20
T 6 N R 37 E
21

0
500
1000
1500
SCALE : 1 INCH = 500 FEET
M.D.B.& M.

TYPICAL CLAIM &
CORNER NUMBERS

1500' DUE EAST
1
2
600' DUE NORTH
600' DUE SOUTH
BFM LODE
MINING CLAIM
L.M. 5'
4
3
1500' DUE WEST

TIE POINT: FROM THE NW CORNER OF BFM 1, BEAR N 58°37'58" W,
5170 FEET TO THE NW CORNER OF SECTION 6, T6N, R37E, M.D.B.&M.

ALL CLAIMS ARE 600' WIDE X 1500' LONG UNLESS NOTED.
ALL LOCATION MONUMENTS ARE 5' IN FROM THE END CENTER UNLESS NOTED.
ALL LOCATION MONUMENTS AND CLAIM CORNERS ARE 1.5" X 1.5" X 4' WOOD POST.
INDICATES A FOUND SECTION CORNER.
UNSURVEYED TOWNSHIP ALL SECTIONS ARE PROJECTED FROM THE BLM G.C.D.B.

LOCATION DATES:

DECEMBER 18, 2010 --------- BFM (19 - 54) & (102-109).
DECEMBER 19, 2010 --------- BFM (71 - 77) & (79-101).
DECEMBER 20, 2010 --------- BFM (1 - 18) & (55-61).
DECEMBER 21, 2010 --------- BFM (62 - 70) & 78.

OWNER:

BFM RESOURCES INC
c\o 1 EAST LIBERTY ST., SUITE 424
RENO, NEVADA 89501

BFM LODE MINING CLAIMS
NUMBERS 1-109
SECTION'S 4-9, 16-21 T 6 N, R 37 E, M.D.B.&M.
MINERAL COUNTY, NEVADA

MXS

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